Supplementary Agreement on the
                          Transfer of Intangible Assets
                                    (LJ5-03))




Party A:          Liuzhou OVM Joint Stock Co., Ltd.

Party B:          Liuzhou OVM Construction Machinery Co., Ltd.




It is known that both parties have entered into "The Agreement Concerning the Transfer of the Intangible Assets" (LJ102-3).

In consideration of the fact that the effective period for the four patents originally owned by Party A have been expired and in view of the influence of the macro-economic control policies implemented by the State, both parties have agreed to revise Section 3 and Section 6 of the Agreement concerning the "Transfer of the Intangible Assets" as follows:

Section 3: All the Intangible Assets originally owned by Party A listed on the attachment of this Agreement (5-03B) shall be valued at RMB 8,000,000.00.

1. As the effective period for the four patents listed on the attachment to this Agreement LJ102-3 have been expired according to "The Law of Patents of the People's Republic of China", therefore, the transfer of patents are revised as the transfer of know-how to Party B.

2. The 19 items of know-how on the attachment to this Agreement (5-03B) shall be valued in aggregate, at RMB 2,000,000.00. Items 2, 3 and 4 on (5-03B) shall be valued in aggregate, at RMB 6,000,000.00.

Section 6: Party B shall pay Party A a transfer fee for the intangible assets transferred to it in the following manner:

1. Party B shall pay Party A an annual transfer fee at a rate equal to 6% of the annual sales (not including VAT) of Party B.

2.    The transfer fee for 1995 and 1996 shall be fully exempted.

3. When the accumulated total of the transfer fee paid by Party B to Party A has reached the amount as stipulated in Section 3 above, the transfer fee shall be regarded as fully paid.

After the above revision is made, the original Section 3 and Section 6 of the "Agreement Concerning the Transfer of Intangible Assets (LJ102-3)" shall be canceled.

This Agreement shall come into effect on the date when this Agreement is signed by both parties.


For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.


------------------------------
(Wu Guo Sen)
Legal Representative


For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.


--------------------------------
(Ching Lung Po)
Corporate Representative

Dated:  December 18, 1995

January 6, 1997


OVM International Holding Corporation
c/o Anka Capital Limited
Room 2005, 20/F., Universal Trade Center,
305A Arbuthnot Road, Central
Hong Kong

Attn:  Mr. Ching Lung Po
------------------------

Dear Sirs:

Re:  English Translation of Chinese Documents

We have reviewed the Chinese versions of the following documents and the English translations which you have provided:-

1.    Articles of Association of Liuzhou OVM Construction Machinery Co., Ltd.;

2. Joint Venture Contract dated April 18, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.;

3. Agreement Concerning the Commencement date of the Financial Accounts dated January 17, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.,

4. Agreement Concerning the Entrustment of the Heat Treatment Plant with Processing Task dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., Liuzhou OVM Joint Stock Co., Ltd. and the Heat Treatment Plant;

5. Agreement Concerning the Transfer of Intangible Assets dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd. and Liuzhou Joint Stock CO., Ltd. and the Exhibit List of Items of Technical Know-how Transferred;

6. Agreement Concerning the Provision of Power, Water Supply and Welfare Facilities dated June 15, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.,; and

7. Supplementary Agreement on the Transfer of Intangible Assets dated December 18, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.

Please note that we do not hold qualification in translation but to the extent that we have reviewed the above English translations, we believe the translations, incorporating our suggested amendments, should be fair and correct translations of the various corresponding Chinese documents above.

Yours faithfully,


Li Song Zhang
Senior Lawyr